EXHIBIT 23.0
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Oriental Financial Group Inc.:
We consent to the incorporation by reference in the registration statements No. 333-170064, No. 333-147727, No. 333-102696, No. 333-57052, and No. 333-8447 on Form S-8, and registration statements No. 333-155452 and No. 333-168253 on Form S-3 of Oriental Financial Group Inc. (the Group) of our report dated March 9, 2011, with respect to the consolidated statements of financial condition of the Group as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of the Group and to the reference to our firm under the heading “Experts” in the registration statements.
/s/  KPMG LLP
San Juan, Puerto Rico
March 9, 2011